                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  July 15, 1999



                                TCI MUSIC, INC.
                        -------------------------------
            (Exact name of Registrant as specified in its charter)


           Delaware                      0-22815                84-1380293
           --------                      -------                ----------
        (State or other               (Commission              (IRS Employer
        jurisdiction of               File Number)          Identification No.)
        incorporation)


                       67 Irving Place North, 4th Floor
                                 New York, NY
                                 ------------
                    (Address of principal executive office)

                                     10003
                                     -----
                                  (Zip Code)

       Registrant's telephone number, including area code (212) 387-7700


 (Former name or former address, if changed since last report):  Not applicable

ITEM 2:   ACQUISITION AND DISPOSITION OF ASSETS

     Pursuant to the letter agreement, dated as of May 19, 1999, the terms and conditions of which had been previously reported in the Report on Form 8-K of TCI Music, Inc. (the "Prior 8-K"), on July 15, 1999, MTV Networks ("MTVN"), a division of Viacom International Inc. ("Viacom"), TCI Music, Inc. (the "Company") and Liberty Media Corporation ("Liberty") entered into an Organization Agreement and other related organizational and transactional agreements and other documents pursuant to which the Company and MTVN formed MTVN Online L.P., a Delaware limited partnership ("Music.co"). Music.co's business will be to develop, operate, manage, market, distribute and license text, audio and video music, music-related and music-themed services online and engage in reasonably related activities, including e-commerce applications and consumer oriented commercial transactions (the "Business"). Pursuant to the Organization Agreement, (i) the Company caused its subsidiaries SonicNet, Inc. and The Box Worldwide Inc. to contribute substantially all of their respective assets and businesses, and the stock of their respective subsidiaries which exclusively conduct their respective international businesses, subject to certain exceptions, to separate limited liability companies, the membership interests in which were then contributed to Music.co and (ii) MTVN contributed to Music.co the assets and businesses owned or controlled by it that constituted all of its current or planned assets and businesses engaged, or to be engaged, exclusively in the Business, including those assets and businesses used exclusively in connection with the MTV.com, VH1.com and Imagine Radio businesses, and all wholly owned international assets and businesses engaged exclusively in the Business, subject to certain exceptions. For their respective contributions, the Company received an aggregate 10% limited partnership interest in Music.co and MTVN received an aggregate 90% general and limited partnership interest in Music.co.

     Under the terms of the Music.co Partnership Agreement, the Company is entitled to designate one member of the management committee of Music.co and will have certain approval rights with respect to enumerated actions by Music.co, subject to certain conditions. MTVN is entitled to appoint a majority of the members of the management committee of Music.co.

     In the Parent Agreement and Guaranty the Company and Liberty have each agreed not to, and to cause their respective controlled affiliates not to, own, operate or make an investment in the Business (other than the investment in Music.co) or in the business of operating any cable or satellite audio/video television services, digital or analog, that principally or in large part are devoted to music-related or music-themed programming (the "Television Business"), in each case subject to certain exceptions, until the first to occur of (a) three years (in the case of the restrictions relating to the Business) or five years (in the case of the restrictions relating to the Television Business) after the Closing and (b) such date as MTVN ceases to own the largest percentage of the equity in Music.co and to have the right to designate the most members of the management committee or board of directors of Music.co.

     In addition, pursuant to the Parent Agreement and Guaranty MTVN has agreed that, subject to certain exceptions, if MTVN, directly or through a controlled affiliate, acquires, makes an investment in or otherwise operates the Business other than through Music.co at any time during the five-year period following the Closing, it will provide the Company the right to purchase a pro-rata interest in such business or assets so long as the Minimum Percentage Condition (as defined) is satisfied. MTVN has also agreed, for the same period, not to promote the Business as owned or operated by any of its affiliates (other than Music.co) on any of its cable television services except on commercial terms.

     Under the Music.co Partnership Agreement and the Parent Agreement and Guaranty, the parties have also agreed to certain restrictions on their ability to transfer their respective partnership interests in Music.co, first offer rights of MTVN with respect to certain proposed transfers by the Company of its interest; pro rata drag along rights of MTVN and pro rata tag along rights of the Company with respect to proposed transfers by MTVN of a controlling interest in Music.co; certain preemptive rights of the Company, and certain registration rights of the Company. In addition, during a specified period following the fifth anniversary of the Closing, the Company may require MTVN to purchase all of its interest in Music.co, and during a specified period following the sixth anniversary of the Closing, MTVN may require the Company to sell the Company's interest in Music.co, in each case at a price based on the public trading price of Music.co's stock if it is then a public company or on the appraised fair market value of Music.co if it is not then publicly held.

     The Organization Agreement, Music.co Partnership Agreement and Parent Agreement and Guaranty also contain other terms and conditions customary to transactions of this kind. In connection with the formation of Music.co, Music.co, MTVN and certain of their respective affiliates entered into the license agreement, promotion agreement and services agreements contemplated by the May 19 letter agreement.

     A copy of the Organization Agreement is included as Exhibit 2.1, a copy of the Music.co Partnership Agreement is included as Exhibit 2.2, a copy of the Parent Agreement and Guaranty is included as Exhibit 2.3, and a copy of the Company's and Viacom's press release with respect to the formation of the Partnership is included as Exhibit 99.1 to this Form 8-K. Such documents, together with the Prior 8-K, are hereby incorporated by reference into this
Item 2, and the foregoing descriptions of such agreements and documents are qualified in their entirety by reference to such Exhibits and the Prior 8-K.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (B)  PRO FORMA FINANCIAL INFORMATION.

               Proforma financial information is attached to this Form 8-K.

          (C)  EXHIBITS.

          2.1 Organization Agreement dated as of July 15, 1999 among Liberty Media Corporation, TCI Music, Inc., MTV Networks, a Division of Viacom International, Inc., MTVN Online Partner I LLC, MTVN Online Inc., Imagine Radio, Inc., SonicNet, Inc., The Box Worldwide, Inc., VJN LPTV Corp. and MTVN Online L.P.

          2.2 Agreement of Limited Partnership of MTVN Online L.P. dated as of July 15, 1999 among MTVN Online Partner I LLC, Imagine Radio, Inc., SonicNet, Inc. and The Box Worldwide, Inc.

          2.3 Parent Agreement and Guaranty dated as of July 15, 1999 among TCI Music, Inc., MTV Networks, a Division of Viacom International, Inc., Liberty Media Corporation, SonicNet, Inc., The Box Worldwide, Inc. and MTVN Online L.P.

          99.1 Viacom Inc. and TCI Music, Inc. Press Release issued July 15,
               1999.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 30, 1999                    TCI MUSIC, INC.


                                        /s/ Ralph J. Sorrentino
                                 By:______________________________

                                    Ralph J. Sorrentino

                                    Executive Vice President and Chief

                                    Financial Officer

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited proforma condensed combined financial information has been prepared to give proforma effect to the investment in Music.co. The investment in Music.co has been accounted for as a sale between unaffiliated parties.

The unaudited proforma condensed combined balance sheet as of March 31, 1999 and the unaudited proforma condensed combined statements of operations for the three months ended March 31, 1999 and for the year ended December 31, 1998 give proforma effect to the exchange of SonicNet and The Box, for a 10% ownership interest in Music.co and the related tax effects of the investment. The unaudited proforma information gives effect to the transactions as if they had occurred as of March 31, 1999, for the unaudited condensed combined balance sheet and as of January 1, 1998 for the unaudited condensed combined statements of operations.

The unaudited proforma condensed combined balance sheet and condensed combined statement of operations do not purport to represent what TCI Music's results of operations would have actually been if the foregoing transaction had, in fact occurred on January 1, 1998. The unaudited proforma condensed combined balance sheet and condensed combined statement of operations should be read in conjunction with the historical audited consolidated financial statements of TCI Music.

                       TCI Music, Inc. and Subsidiaries
                  (a subsidiary of Liberty Media Corporation)
              Unaudited Proforma Condensed Combined Balance Sheet
                             as of March 31, 1999
                   (in thousands, except per share amounts)

                                                                  Less:           Add:
                                                                Exchanged      Investment in
                                               Historical       Assets (a)     Music.co (b)     Proforma
                                               ----------       ----------     ------------     --------
Assets

Total current assets                               26,206           7,021                          19,185
Investments in affiliates and                                                                           -
   other cost investments                             882             501          150,000        150,381
Property, plant and equipment, net                 25,258          10,571                          14,687
Intangible assets, net                            148,462          47,678                         100,784
Other assets                                        7,808           6,509                           1,299
                                                  -------          ------          -------        -------
     Total assets                                 208,616          72,280          150,000        286,336
                                                  =======          ======          =======        =======

Liabilities and stockholder's equity

Total current liabilities                          19,656           5,021                          14,635
Debt, including related party                     102,817                                         102,817
                                                                                                        -
Other liabilities                                  13,378           1,283           96,047        108,142
                                                  -------          ------          -------        -------
     Total liabilities                            135,851           6,304           96,047        225,594

Redeemable convertible preferred stock             34,679                                          34,679

Stockholder's equity                               38,086          65,976           53,953         26,063
                                                  -------          ------          -------        -------
     Total liabilities and stockholder's
      equity                                      208,616          72,280          150,000        286,336
                                                  =======          ======          =======        =======

Weighted average common shares                     81,377                                          81,377
                                                  =======                                         =======

Book value per share                                 0.47                                            0.32
                                                  =======                                         =======

______________________________________

Exchanged assets
----------------
a Amounts reflect the carrying values of the assets and liabilities of SonicNet and The Box (contributed by TCI Music to Music.co in exchange for a 10% ownership interest in Music.co.) as if such assets were deconsolidated from TCI Music on March 31, 1999.

Investment in Music.co
----------------------
b TCI Music will record its 10% ownership interest in Music.co at the ascribed fair value of $150 million (such ascribed fair value has been estimated by management and is subject to final valuation procedures). TCI Music will account for its investment in Music.co under the cost method. The contribution of SonicNet and The Box in exchange for the 10% interest in Music.co will be accounted for as a sale for financial reporting purposes and accordingly, it is expected that TCI Music will recognize a gain on the transaction. An illustration of the gain computation, on a proforma basis at March 31, 1999 is as follows:


     Ascribed fair value of Music.co investment                                               $150,000
     Less:  Net assets of SonicNet and The Box                                                  65,976
     Less:  Make well liability to AT&T (reflected in other liabilities above)                  30,000
                                                                                              --------
     Pre-tax gain on sale                                                                       54,024

     Less:  Deferred income taxes (reflected in other liabilities above)                        21,610
                                                                                              --------
     Proforma effect on net income                                                            $ 32,414
                                                                                              ========

     The proforma gain has not been reflected in the accompanying unaudited proforma condensed combined statements of operations and comprehensive earnings due to its nonrecurring nature.

                       TCI Music, Inc. and Subsidiaries
                  (a subsidiary of Liberty Media Corporation)
         Unaudited Proforma Condensed Combined Statement of Operations
                       Three Months ended March 31, 1999
                   (in thousands, except per share amounts)

                                                                              Less:
                                                                            Exchanged
                                                      Historical            Assets (1)            Proforma
                                                      ----------            ----------            --------
Revenue                                                   22,591                 6,866              15,725
Operating expenses                                        20,899                10,508              10,391
Depreciation and amortization                              6,837                 2,899               3,938
                                                         -------               -------             -------
  Operating income (loss)                                 (5,145)               (6,541)              1,396
Interest income (expense)                                 (1,518)                   51              (1,569)
Share of losses of affiliates                               (106)                 (111)                  5
Other, net                                                   (51)                  (37)                (14)
                                                         -------               -------             -------
  Income (loss) before income taxes                       (6,820)               (6,638)               (182)
Income tax benefit (expense)                                 441                 2,655              (2,214)
                                                         -------               -------             -------
  Net income (loss) from continuing operations            (6,379)               (3,983)             (2,396)

Accretion of redeemable convertible
  preferred stock                                           (378)                    -                (378)
                                                         -------               -------             -------
Net income (loss) attributable to common
  stockholder's from continuing operations                (6,757)               (3,983)             (2,774)
                                                         =======               =======             =======

Weighted average common shares                            81,377                                    81,377
                                                         =======                                   =======
Basic and diluted loss to common
  stockholders per common share                            (0.08)                                    (0.03)
                                                         =======                                   =======

__________________________________

Exchanged assets
----------------
1 Amounts reflect historical results from operations of SonicNet and The Box for the three months ended March 31, 1999. The amounts have been revised to reflect the results of operations of TCI Music as if the transaction had occurred on January 1, 1998. The effective tax rate has been assumed to be 40%.

                       TCI Music, Inc. and Subsidiaries
                  (a subsidiary of Liberty Media Corporation)
         Unaudited Proforma Condensed Combined Statement of Operations
                         Year ended December 31, 1998
                   (in thousands, except per share amounts)

                                                                                 Less:
                                                                               Exchanged
                                                         Historical            Assets (1)            Proforma
                                                         ----------            ----------            --------
Revenue                                                      84,452                27,899              56,553
Operating expenses                                           77,822                39,628              38,194
Depreciation and amortization                                24,120                 9,403              14,717
                                                           --------              --------            --------
  Operating income (loss)                                   (17,490)              (21,132)              3,642
Interest income (expense)                                    (5,370)                                   (5,370)
Share of losses of affiliates                                  (526)                 (676)                150
Other, net                                                     (135)                                     (135)
                                                           --------              --------            --------
  Income (loss) before income taxes                         (23,521)              (21,808)             (1,713)
Income tax benefit (expense)                                  1,229                 8,723              (7,494)
                                                           --------              --------            --------
  Net income (loss) from continuing operations              (22,292)              (13,085)             (9,207)

Accretion of redeemable convertible
  preferred stock                                            (1,354)                    -              (1,354)
                                                           --------              --------            --------
Net income (loss) attributable to common
  stockholder's from continuing operations                  (23,646)              (13,085)            (10,561)
                                                           ========              ========            ========

Weighted average common shares                               81,046                                    81,046
                                                           ========                                  ========

Basic and diluted loss to common
  stockholders per common share                               (0.29)                                    (0.13)
                                                           ========                                  ========

______________________________________________

Exchanged assets
----------------
1 Amounts reflect historical results from operations of SonicNet and The Box for the year ended December 31, 1998. The amounts have been revised to reflect the results of operations of TCI Music as if the transaction had occurred on January 1, 1998. The effective tax rate has been assumed to be 40%.